As filed with the Securities and Exchange Commission on March 28, 2013

                                                     Registration No. 333-185580
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT 2 TO

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TRANSLATION GROUP INC.
             (Exact name of Registrant as specified in its charter)


           Nevada                                 7389                         EIN 33-1225672
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)


                                Kamilya Kucherova
                             TRANSLATION GROUP INC.
                311 S DIVISION STREET, CARSON CITY NV 89703-4202
                               Tel: (702) 425 3296
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:
                              Thomas E. Stepp, Jr.
                              Stepp Law Corporation
                      15707 Rockfield Boulevard, Suite 101
                            Irvine, California 92618
                              Phone: (949) 660-9700
                               Fax: (949) 660-9010
                              tes@stepplawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer   [ ]                        Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered           to be Registered (1)       per Share (2)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                 5,000,000               $ 0.02                $100,000              $ 13.64
===========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PRELIMINARY PROSPECTUS DATED MARCH 27, 2013                SUBJECT TO COMPLETION

                             TRANSLATION GROUP INC.

                   UP TO A MAXIMUM OF 5,000,000 COMMON SHARES
                            AT $0.02 PER COMMON SHARE

This is the initial offering of common stock of TRANSLATION GROUP INC. and no public market currently exists for the securities being offered.

We are offering for sale up to a maximum of 5,000,000 common shares at a fixed price of $0.02 per common share. There is no minimum number of common shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered common shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The shares are being offered at a fixed price of $0.02 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

We will be subject to limited reporting obligations as an emerging growth company and will be subject to limited reporting obligations as mentioned in our risk factors on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No arrangements have been made to place funds into escrow or any similar account. Kamilya Kucherova , our officer and director, intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mrs.Kucherova.

Title of Securities                                            Offering Price        Maximum Offering
 to be Offered              Number of Offered Shares             Per Share              Proceeds
 -------------              ------------------------             ---------              --------
Common Stock           5,000,000 (100% of offered shares)          $0.02                $100,000
Common Stock           3,750,000 (75% of offered shares)           $0.02                $ 75,000
Common Stock           2,500,000 (50% of offered shares)           $0.02                $ 50,000
Common Stock           1,250,000 (25% of offered shares)           $0.02                $ 25,000

Translation Group Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase common shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 5 in this prospectus.


We are considered a "shell company" under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

We have do not have any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED ___________, 2012

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          13
USE OF PROCEEDS                                                               13
DETERMINATION OF OFFERING PRICE                                               14
DILUTION                                                                      14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                    15
DESCRIPTION OF BUSINESS                                                       20
EMPLOYEES AND EMPLOYMENT AGREEMENTS                                           23
PROPERTIES                                                                    23
LEGAL PROCEEDINGS                                                             23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   26
EXECUTIVE COMPENSATION                                                        27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                27
PLAN OF DISTRIBUTION                                                          29
DESCRIPTION OF SECURITIES                                                     31
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES
 ACT LIABILITIES                                                              31
EXPERTS                                                                       31
LEGAL MATTERS                                                                 31
AVAILABLE INFORMATION                                                         31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         32
INDEX TO THE FINANCIAL STATEMENTS                                            F-1


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "TRANSLATION GROUP INC." REFERS TO TRANSLATION GROUP INC. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under "RISK FACTORS" and "USE OF PROCEEDS" sections, commencing on pages 5 and 13, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

General Translation Group Inc. was incorporated under the laws of the state of Nevada on August 28, 2012.

                                   Our US mailing address is located at 311 S
                                   Division street, Carson City NV 89703. Our phone number is (702) 425 3296

Business We are a development stage company formed to provide online job marketplace that connects people or companies in need of professional translation and translators around the world. We plan to conduct our operations and market our services primary to North American and European markets.


Going Concern                      From inception until the date of this filing,
                                   we have had $1,000 of revenue and very
                                   limited operating activities. Our financial statements from inception August 28, 2012 through January 31, 2013 reports $1,000 of revenue and net loss of $5,613. In the opinion of our independent auditor on our financial statements as of October 31, 2012, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.


Market for our common stock        Our common stock is not quoted on a market or
                                   securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Risk Factors                       See "Risk Factors" and other information in
                                   this prospectus for a discussion of the
                                   factors you should consider before deciding to invest in shares of our common stock.

Common shares outstanding
prior to Offering                  5,000,000

Common Shares Being Offered        5,000,000 self-underwritten, best-efforts
                                   offering with no minimum subscription
                                   requirement.

Duration of the Offering:          The offering shall terminate on the earlier
                                   of
                                   (i) the date when the sale of all 5,000,000 common shares is completed;
                                   (ii) one year from the date of this
                                   prospectus; or
                                   (iii) prior to one year at the sole
                                   determination of the board of directors.

We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

SELECTED FINANCIAL DATA


The summarized financial data presented below is derived from, and should be read in conjunction with, our financial statements and related notes from August 28, 2012 (date of inception) to , January 31, 2013 included on Page F-1 in this prospectus.

                                                                    As of
                                                              January 31, 2013
                                                              ----------------
BALANCE SHEET
Total Assets                                                      $ 4,057
Total Liabilities                                                 $ 4,670
Stockholders'Equity (Deficit)                                     $  (613)

                                                                Period from
                                                              August 28, 2012
                                                          (date of inception) to
                                                              January 31, 2013
                                                              ----------------
INCOME STATEMENT
Revenue                                                           $ 1,000
Total Expenses                                                    $ 6,613
Net Loss                                                          $ 5,613

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

1. We are a development stage company and have minimum operations. We expect to incur operating losses for the foreseeable future.

We were incorporated on August 28, 2012 and, to the date, have been involved primarily in organizational activities. We have commenced minimum business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.


We have earned $1,000 of revenue as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new internet sales companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.


These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.


We anticipate that we will incur increased operating expenses without realizing significant revenue. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate significant operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.



2. We have incurred net losses of $5,613 for the period from our inception on August 28, 2012 through January 31, 2013, and have $1,000 of revenue to date .


Our future is dependent upon our ability to obtain financing and upon future profitable operation. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. MaloneBailey LLP our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Translation Group Inc. is suitable.

We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Kamilya Kucherova , our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.

3. We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in implementing our business plan. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

4. Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

5. We will have to find and retain skilled translators in various translations fields:(commercial, medical ,technical fields, legal documents, etc.).

Many small translation businesses struggle because they only offer simple translation services and do no specialize in many fields. In order to make sure we retain our clientele we will have to offer translation services in various fields. If we are not able to retain skilled translators who can accommodate our clients in many different fields of translation, we may loose the future business of these clients. Consequently, our profits will be negatively affected and we may fail.

6. If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of operations.


We currently have only one customer who purchased services from us. We have not identified any additional customers and we cannot guarantee we ever will have any additional customers. Even if we obtain additional customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our services with prices which generate a profit.


7. We will operate in a highly competitive environment. If we are unable to successfully compete with others businesses , the financial condition of our business could be materially adversely effected.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell same services in our markets at competitive prices. Our management expects to face increased competition from other Internet based translations businesses. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit.

8.   We have to keep up with rapid technological change.

The number of users accessing the Internet through devices other than personal computers, including mobile telephones and hand-held devices, has increased in recent years. If we are slow to develop products and technologies that are more compatible with non-PC communications devices, or if the products and services we develop for people accessing the Internet through non-PC communication devices do not meet their needs, we may not be successful in capturing a significant share of this increasingly important market for media and other services. Our failure to adapt rapidly changing technologies would likely lead to substantial reduction in the fees we would be able to charge versus our competitors who have more rapidly adopted improved technology. Any reduction of fees would adversely impact our revenue.

9. Our sole officer and director will own 50% or more of our outstanding common stock if the maximum offering is obtained and therefore will make and control corporate decisions that may be disadvantageous to minority shareholders.

If the maximum offering shares is sold Kamilya Kucherova, our sole officer and director, will own 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mrs.Kucherova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

10. Revenues derived from international operations, and a downturn in international commerce, could severely impact results of operations.

A portion of the Company's business could be conducted outside the United States. International trade is influenced by many factors, including economic and political conditions, employment issues, currency fluctuations and laws relating to tariffs, trade restrictions, foreign investments and taxation. As a result, the Company's operations are subject to various risks such as loss of revenue due to the instability of foreign economies, currency fluctuations and devaluations, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights

11. We may face damage to our professional reputation if our future clients are not satisfied with our services. In this case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a translation service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

12. We are a small start-up business with sole officer and director, who will be devoting limited time to our operations.

As a result, we will have difficulty competing with more well established translation services that have substantially more assets and personnel than we do. As a result, our potential revenues could be effectively reduced.

13. Any failure to offer high-quality customer's services may adversely affect our relationships with our future customers and our financial results.

We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process will be highly depend on business reputation and on positive recommendations from customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our services and our future profitability

14. Our sole director has no professional experience with e-commerce or online sales.

Our sole director has no professional experience with e-commerce or online sales. This means that she may not be able to perform online transaction and payment processing with efficiency. She may also have difficulty with coordinating the future developments and improvements of our website and online marketing and advertising activities. If any of these areas of our business will be affected, our business will suffer negative consequences and loss of profit.


15. If we are unable to maintain favorable terms with our future translators or translations companies, our future profitability may be adversely affected.

The success of our business will depend in part on our ability to retain and increase the number of translators who will use our service. If translators decide that our services no longer effective means of selling their services, they may demand a higher percentage of the revenue. This would decrease our gross profit.

Our operating results will be affected if we are unable to attract new translators of different languages in numbers sufficient to grow our business. If we will be able to attract new translators and may not be able to retain or attract translators in sufficient numbers to grow our business then we may be required to incur significantly higher marketing expenses or accept lower margins in order to attract new translators. Decrease in number of translators who will use our service would have an adverse effect on our business, financial condition and results of operation.

16. Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our subscriber base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce including user privacy policies, product pricing policies, Web site content and general consumer protection laws. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

17. Due to the global nature of the internet, it is possible that various countries might attempt to regulate transmissions or levy sales, income or other taxes relating to our activities.

Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the internet. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

18. As an "emerging growth company" under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.


19. Because we are currently considered a "shell company" within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a "shell company", our investors are not allowed to rely on the "safe harbor" provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a "shell company." Additionally, as a result of our classification as a shell company:

     * Investors should consider shares of our common stock to be significantly risky and illiquid investments
     * We may not register our securities on Form S-8 (an abbreviated form of registration statement)

     * Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a "shell company" and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.


RISKS ASSOCIATED WITH THIS OFFERING


20. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.


We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.


21. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other stock exchange and the tradability in our stock will be limited under the penny stock regulation. The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.


Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.


22. We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.


The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees. As a result, the sole director has the ability, among other things, to determine her own level of compensation.

Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.


23. We may be unsuccessful in implementing required internal controls over financial reporting.


We are not currently required to comply with the SEC's rules implementing
Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.


24. Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.


We have never operated as a public company. Kamilya Kucherova , our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.


25. We are selling this offering without an underwriter and may be unable to sell any common shares.


This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. Ms. Kucherova has no experience in selling stock to potential investors


26. If we fail to establish and maintain effective internal controls, we may not be able to report our financial results accurately.


When this registration statement is effective, we will be required to establish and maintain internal controls over financial reporting and disclosure and procedures and comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. We will need to include a report on our internal control over financial reporting and its assessment on whether such controls were effective for the prior fiscal year with our annual reports that we file under the Securities Exchange Act of 1934 with the SEC. Under current federal securities laws, our management may conclude that our internal control over financial reporting is not effective.

As long as we remain an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may, and we intend to, take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements concerning management's reports on effectiveness of internal controls over financial reporting otherwise required under the Sarbanes-Oxley Act. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Once we cease to be an emerging growth company, as of each fiscal year end thereafter, our independent registered public accounting firm will be required to evaluate and report on our internal control over financial reporting in the event we become an accelerated filer or large accelerated filer. To the extent we find material weaknesses or other deficiencies in our internal control, we may determine that we have ineffective internal control over financial reporting as of any particular fiscal year end, and we may receive an adverse assessment of our internal control over financial reporting from our independent registered public accounting firm. Moreover, any material weaknesses or other deficiencies in our internal controls may delay the conclusion of an annual audit or a review of our quarterly financial results.

We cannot guarantee that our internal control and disclosure control and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of control can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of those controls. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its anticipated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions of the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected.


27. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.


If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports .We do not intend to register under Section 12 of the Securities Exchange Act until and unless we are required to do so. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations


28. We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.


If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.


29. We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.


Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. There is no minimum offering amount. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively, of the securities offered for sale by Translation Group Inc. There is no assurance that we will raise the full $100,000 as anticipated.

                                            $25,000          $50,000          $75,000         $100,000
                                            -------          -------          -------         --------
Legal and accounting fees (cost of
being a reporting public company)           $11,000          $11,000          $11,000          $11,000
Net proceeds                                $14,000          $39,000          $64,000          $89,000
The net proceed will be used:
  Printing materials                        $   500          $ 1,000          $ 2,000          $ 3,000
  Website developing English                $ 3,000          $ 3,000          $ 3,000          $ 3,000
  Website developing Spanish, French,
   Portuguese, Chinese, Russian             $ 2,000          $ 2,000          $ 2,000          $ 2,000
  SEO English                               $ 3,000          $ 9,000          $12,000          $15,000
  Miscellaneous(travel expenses,
   international phone calls)               $ 1,500          $ 3,000          $ 6,000          $ 8,000
  SEO Spanish, French, Portuguese,
   Chinese, Russian                         $ 4,000          $17,000          $26,500          $33,000
  Social media advertising(Facebook,
   Linkedin, Tweeter)                       $    --          $ 4,000          $ 6,500          $ 9,000
  Hire contractor to maintain web site      $    --          $    --          $ 4,000          $ 4,000
  Translation our web site into Arabic,
   Hindi, German, Korean, Japanese          $    --          $    --          $ 2,000          $ 2,000
  SEO our web site into Arabic, Hindi,
   German, Korean, Japanese                 $    --          $    --          $    --          $10,000

The above figures represent only estimated costs.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise less than $25,000 in this offering we may borrow funds from our director. If necessary, Kamilya Kucherova, our sole officer and director, has verbally agreed to loan up to $25,000 to Translation Group Inc. No proceeds from this offering will be used to repay Mrs. Kucherova for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since inception on August 28, 2012 Kamilya Kucherova, our sole officer and director, paid $.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

  Funding Level                $100,000     $75,000      $50,000      $25,000
  -------------                --------     -------      -------      -------
Offering price                  $0.02        $0.02        $0.02        $0.02
Net tangible book               $0.001       $0.001       $0.001       $ .001
 value per common
 share before offering
Increase per common             $0.0095      $0.0082      $0.0063      $0.0038
 share attributable to
 investors
Pro forma net tangible          $0.0105      $0.0091      $0.0073      $0.0048
 book value per
 common share after
 offering
Dilution to investors           $0.0095      $0.0109      $0.0127      $0.0152
Dilution as a                        48%          54%          63%          76%
 percentage of
 offering price

Based on 5,000,000 common shares outstanding as of October 31, 2012 and total stockholder's equity of $4,830 utilizing audited October 31, 2012 financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Translation Group Inc. is an online job marketplace that connects people or companies in need of professional translation with translators around the world. Anyone who is looking for help with translation can post their work and allow professional translators to submit bids for the completion of the work. Translators will benefit by constant source of part-time to full-time work opportunities, eliminating expense of advertising and avoiding problems of self-promotion.


We are a development stage corporation and only recently started our operations. We have generated $1,000 of revenue from our business operations. . Our cash balance is $1,057 as of January 31, 2013. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Kamilya Kucherova, our sole officer and director, who has informally agreed to advance funds up to $25,000 to allow us to pay for offering costs, filing fees, and professional fees and our business plan expenses. Mrs.Kucherova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated $1,000 of revenue to date. We have our first contract and have commenced operations.


We have executed an agreement with Ak Nort Translation Agency on November 2, 2012. Ak Nort Translation Agency provides quality translation services in English, Chinese, Spanish, French, Portuguese and Russian. We will offer and promote these translations services through our web site. We have already generated revenue from our first transaction under our agreement with AK Nort Services in January 2013.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated $1,000 of revenue. There is no assurance we will ever reach that stage.


To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to commence operations but we cannot guarantee that once we commence operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

PLAN OF OPERATION

We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. Further we do not expect significant changes in the number of employees.

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Once we raise funds from this offering we plan to do the following activities to expand our business operations.

Our plan of operations is as follows:

1st - 2nd month
We plan to purchase domain for our web site. We will hire a contractor to develop our website in English. We are planning to spend $1,500

3rd - 4th month
Finish developing, testing and launching company web site.
We are planning to spend $1,500

5th - 6th months
Develop website version for Spanish, French, Portuguese, Chinese and Russian speaking customers. We will hire a contractor to do this.
We are planning to spend $2,000

7th - 8th months
1) We are planning to hire SEO contractors (English language).
We will hire a contractor to help us perform the following: add Search Engine Optimized (SEO) content to our website profile to help our site have a high page rank, and to boost customer's traffic. We are planning to spend $500-$2,500 monthly. The amount of funds for advertising will depend on the amount of money we can raise from these offering.
2) We are planning to hire SEO contractors for Spanish, French, Portuguese, Chinese and Russian languages.
We will hire a contractor to help us perform the following: add Search Engine Optimized (SEO) content to our website profile to help our site have a high page rank, and to boost traffic. We are planning to spend $700-$5,500 monthly. The amount of funds for advertising will depend on the amount of money we can raise from these offering.

9th - 10th months
We plan to make a profile of our company on social network websites such as Facebook, Linkedin and Twitter. We will include links to company's profile on our president's personal social networking pages. We also plan to purchase advertising space from social network websites by designing and placing banners which will refer clients to our company profile. Cost $4000-$9,000 .The amount of funds for advertising will depend on the amount of money we can raise from these offering.

10th - 12th months
1) If we are able to raise 100% ($100,000) or 75% ($75,000) in this offering we will hire independent contractor to maintain our web site. We are planning to spend $2,000 monthly.
2) If we are able to raise 100% ($100,000) or 75% ($75,000) in this offering we will hire independent contractor to translate our website into Arabic, Hindi, German, Korean and Japanese.
We are going to spend $2,000
3) We If we are able to raise 100% ($100,000) in this offering we will hire independent contractor to SEO in Arabic, Hindi, German, Korean and Japanese. We are going to spend $5,000.

Until we start to sell our services, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Kamilya Kucherova, our president will be devoting approximately 50% of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our services, Mrs.Kucherova has agreed to commit more time as required. Because Mrs.Kucherova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL


There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated $1,000 of revenue. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.


We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

RESULTS OF OPERATION


FROM INCEPTION ON AUGUST 28, 2012 TO JANUARY 31, 2013

From inception on August 28, 20112 to October 31, 2012 (year end ) During this period we incorporated the company, prepared a business plan and executed an Agreement with Ak Nort Translation Agency. In January 2013 we purchased a website domain www.translation-group.com , launched this website and paid $3,000 for server and development of this website. Also, in January 2013, we generated $1,000 of revenue from our first transaction. Our loss since inception is $5,613 for filing costs related to the incorporation of Translation Group Inc, paying fees to our auditor and lawyer.


LIQUIDITY AND CAPITAL RESOURCES


As of January 31, 2013, we had cash in the amount of $1,057 and liabilities of $4,670.


Since inception, we have sold 5,000,000 common shares to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

We will be able to conduct our planned operations using currently available capital resources for approximately one to two months.

As of the date of this registration statement, the current funds available to Translation Group Inc. will not be sufficient to continue maintaining a reporting status. Our sole officer and director, Kamilya Kucherova, has indicated that she may be willing to provide funds up to $25,000 in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by Translation Group Inc. However, there is no contract in place or written agreement securing this agreement. Management believes if Translation Group Inc. cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards Translation Group Inc. As such, any investment previously made would be lost in its entirety.

GOING CONCERN


Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we are successful in raising the maximum amount of the offering we anticipate that we will likely be able to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. Translation Group Inc. anticipates over the next 12 months the cost of being a reporting public company will be approximately $11,000.


We are highly dependent upon the success of the private offering of equity, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for Translation Group Inc. However, if such financing were available, because we are a development stage company with minimum operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If Translation Group Inc. cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

As of the date of this registration statement, the current funds available to the Company are not sufficient to operate the company or maintain a reporting status. The company's sole officer and director, Kamilya Kucherova , has verbally agreed to loan the company up to $25,000 to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If two-third of shares is sold for the gross proceeds of $66,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $11,000. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months.

Management believes that if we sell two-third of the shares in this offering so that we can complete our development program, we will likely generate revenue in 2014. However, there is no assurance that we will be able to sell two-third of the shares or will ever generate revenue.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the internet sales market pose the most significant challenges to our success over the next year and in future years. Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Translation Group Inc.reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

DEVELOPMENT STAGE COMPANY

The Company complies with Statement of Financial Accounting Standard ASC 915-15 for its characterization of the Company as development stage. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Translation Group Inc. accounts for its income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes." Under Statement ASC 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that Translation Group Inc. will not realize the tax assets through future operations.

                             DESCRIPTION OF BUSINESS

GENERAL


We were incorporated in the state of Nevada on August 28, 2012. Translation Group Inc. is an online job marketplace that connects people or companies in need of professional translation with translators around the world. Customers can post their work need to be translated at our web site and allow professional translators to submit bids for the completion of the work. Customers will benefit from placing their work on our marketplace by having their documents translated at cost-efficient price. Translators will benefit by constant source of part-time to full-time work opportunities, eliminating expense and time of advertising. Our US mailing address is located at 311 S Division street, Carson City NV 89703. Our phone number is (702) 425 3296. We are a development stage company and have earned $1,000 of revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.


OUR SERVICES.

We are going to be an internet based translation site. We will charge translators a commission percentage fee from the translations work sold through our website. We plan to conduct our operations and market our services primary to North American and European markets.

WEBSITE

Our website will display information about us, our service, our terms and other information. Web site features: multiple locations, multiple merchants, multiple categories, subscriber list segmentation, daily emails, simplicity of user interface to save customer time, quick and effective customer support.

DETAILS OF WEB SITE:

OUR CUSTOMER STEP BY STEP INSTRUSTION:
1) Easy sign up for account
2) Submitting translation jobs is free. Set original language and language to be translated to. Click on the Upload Files button to open the browse window and select files for uploading. Upload files which need to be translated. Also user will select optional features:
     *    Name of the work and area of translations (Technical, Writing etc.)
     *    Requirements for translator's skills that relate to the work
     *    Detail of the work.
     *    Set up budget of the work
     *    Dead line
     *    Accept User Agreement and post the work.
3) Translators around the world will begin to bid on the translation job. Compare and select bids based on price and rating. Each translator has their own profile that shows how past users have rated their work. 4) Pay to Translation Group Inc.
5) Receive completed job.
6) Approve completed job.
7) Translation Group Inc. will release payment to the translator.

OUR TRANSLATOR OR TRANSLATION COMPANY SING UP INSTRUCTION:

1. Complete our short registration form. Create a unique username, provide a valid email address and confirm reading our Terms and Conditions. No personal information is requested.
2. Create profile with information about company and/or business to provide overview of the translator. No personal or contact information is shared.

To provide good quality translation service we will require each translator to meet the following requirements:

     1.   Must have over 7 years experience as a professional translator.
     2.   Must be an accredited member of a recognized translation association.
     3. Must be a native speaker of the destination language into which they are translating.
     4.   Must have industry experience in the field of the translation.
     5. Must have 2 work references from previous translation clients or companies.

MARKETING AND ADVERTISING OUR SERVICES

We intend to rely on our sole officer and director, Kamilya Kucherova to market and advertise our services and products. Our goal is to create a customer base. We will try to recruit customers via email marketing, with social media, and other marketing. In order to motivate people to subscribe for Daily Deal we will create special subscription campaigns including these elements:

     *    use business profiles on social media to promote subscriptions;
     *    offer credits for signing up and inviting friends.

Our website will allow the Customers to refer translators ("Translations Referral"). The translators will be referred through e-mail, Facebook and Twitter. User will get Referral Bonus for successful referrals redeemable in their next purchase on company website.

Ms.Kucherova, our sole director has prior experience in marketing and advertising service. She has no experience in online services.

MULTILINGUAL WEBSITE

Having multilingual website will bring following advantage:

     1) Multilingual web sites allow to enter new markets. Local language search engines will index site and give new links from within this market area. In most non-English speaking countries, regional search engines in their native language play much greater role than English-speaking Google, Yahoo and MSN. Hence, local languages gain better positions, more new visitors to website (i.e. more potential customers) and more sales.
     2) Company Image. Multilingual sites create an image of a serious and respectable international business, and will win over visitors from companies who have not made this effort.
     3) Customer-centric approach. It allows your visitors to surf quickly and efficiently in their own language. This gives your company and products an advantage over your less prepared competitors. Also our president Mrs.Kucherova will attend trade fairs, workshops and networking forums that focus on your target market. She will carry marketing materials such as business cards, flyers and brochures to hand to potential clients.

THE COMPETITIVE ADVANTAGE OF USING FREELANCERS, CONTRACTORS OR CONSULTANTS

Our translators will be mainly freelancers. Freelancers bring competitive advantages to their clients by providing knowledge, motivation, flexibility, objectivity and cost-effectivenes. Customers don't have to pay translator when there is no work to do. Customers don't have to pay freelancer holiday pay, sick pay, employment benefits, employers tax. Freelancers look after their own tax and business affairs. Frelancers also work from their own premises and supply their own equipment.

Our translators will not use automatic translations or translation software. Our management believe that only professional human translator will be able to adjust the flow of the text to replicate the tone, phrasing, style and nuances of their mother tongue.

We hope that our web site will able to provide online translation services 24 hours a day. This means that as soon as customer submit a project for translation and accepted translator bid, someone will start work on translation. We will Guarantee All Translations. We want our customers to be delighted with translation quality. If customer is not happy with translation, we'll fix it or refund the money.

Customers do not have to pay the freelancer directly (to avoid being scammed) and will instead send payment to our Escrow system. Escrow is our safe payment platform that protects customer funds. We'll keep the money on hold for the freelancer until he/she delivers the project and after customer let us know that fully satisfied with the work done. On the other hand, Escrow gives the freelancer the assurance that the funds are available and he./she can start working on your project.

AGREEMENT WITH AK NORT TRANSLATION AGENCY

We have executed an agreement with Ak Nort Translation Agency on November 2, 2012. Ak Nort Translation Agency provides quality translation services in English, Chinese, Spanish, French, Portuguese and Russian. We will offer and promote these translations services through our web site.

We will offer translations services for Ak Nort Translation Agency on our web sites, collect funds from the customers and for all sales generated we will retain commissions of 30% of proceed of the sales.

The agreement continues for one year following the Effective Date(November 2, 2012). Either Party may terminate this Agreement at any time upon 30 days' written notice sent to the other Party

INDUSTRY OVERVIEW

According to IBISWorld (www.ibisworld.com) industry of translation services has benefited from globalization and an increasing number of non-native English speakers in the United States. Industry revenue has increased an annualized rate of 2.8% to $3.1 billion in the five years to 2012. In spite of this growth, many clients have been hurt by the recession. As corporate profit fell, businesses started focusing on reducing costs instead of international expansion. In 2012, the industry is poised to once again return to growth, driven by an increase in international trade and tourism. However, continued pricing pressures will limit revenue growth to 4.8% during the year. While the increase in revenue will help industry profit improve marginally, pricing pressures will continue to limit profit growth over the next five years.

COMPETITION

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell same services in our markets at competitive prices. Our management expects to face increased competition from other Internet based translations businesses. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit. Some of the well known companies that provide translation services are :www.proz.com, www.translationdirectory.com, www.translatorscafe.com.
Translating single words is simple compared to translating content unique to a specific field which is a complex task. To compete with new and existing translation providers we will focus on improving the accuracy of our translation.

           EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees. Kamilya Kucherova , our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

                                   PROPERTIES

Our business address is at 311 S Division street, Carson City NV 89703. These premises are provided to us by as part of their incorporation service. We do not have a lease agreement with BizFilings.com regarding these premises. Our telephone number is (702)- 425 3296

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the e-commerce. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce including user privacy policies, product pricing policies, Web site content and general consumer protection laws. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
   Officer and/or Director       Age                     Position                          Term of Office
   -----------------------       ---                     --------                          --------------
Kamilya Kucherova                35       Chief Executive Officer, Chief Financial      Inception to present
311 S Division Street,                    Officer and Director
Carson City NV 89703

Kamilya Kucherova has acted as sole officer and director since our incorporation on August 28, 2012.Kamilya Kucherova graduated from Bashkir State Pedagogical University, Ufa, Russia in 1999. She has earned a Master's degree (qualification: Teacher of English and German). From 2000 to 2001 our president worked as English teacher at College of Trade and Economy, Ufa, Russia. . From 2001 to 2008 Kamilya Kucherova worked as Interpreter/translator at BNGE, Ufa,Russia. BNGE principal business is translation service. Her main responsibility was Russian to English translation.

From January 2009 to January 2010 Kamilia Kucherova worked as Sales

Executive at Marcus Evans, London, UK. Marcus Evans is a global, multimedia corporate marketing and information company. Her responsibilities were research and cold calling to potential customers. She was responsible for sales process and for financial side of businesses cooperation including invoicing, discounts and staff commission.

From January 2010 till present Mrs. Kucherova devoted her time to researching online translation industry. She researched information in books and on internet. During the last year Mrs.Kucherova also has attended various ecommerce classes.

Our director was selected based on above mentioned experience in translation industry Ms. Kucherova is personally acquainted with individuals in the translation business. We hope to develop a business relationship with these contacts by exchanging useful information with them and obtain client referrals. There is no guarantee that these individuals will want to co-operate, exchange information or provide client referrals to us.
Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more merchants and customers, Kamilya Kucherovahas agreed to commit more time as required. Because Kamilya Kucherova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Kamilya Kucherova , who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Kamilya Kucherova , is an independent contractor to us and currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan, Mrs.Kucherova intends to devote as much time as necessary to manage the affairs of Translation Group Inc.

During the past ten years, Mrs.Kucherova has not been the subject to any of the following events:


     1. Any bankruptcy petition filed by or against any business of which Mrs.Kucherova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mrs.Kucherova's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

    6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

    7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

    8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We expect to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on August 28, 2012 until October 31 ,2012:

SUMMARY COMPENSATION TABLE

                                                                    Non-Equity     Nonqualified
 Name and                                                           Incentive        Deferred
 Principal                                   Stock      Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------       ----   ---------  --------  ---------  ---------  ---------------   -----------   ---------------  --------
Kamilya        August    -0-         -0-      -0-         -0-          -0-              -0-             -0-           -0-
Kucherova,     28, 2012
President,       to
Treasurer     October
and           31, 2012
Secretary


There are no current employment agreements between the company and its officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mrs.Kucherova will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate significant revenues from our operations.


Mrs.Kucherova currently devotes approximately twenty hours per week to manage the affairs ofTranslationGroup Inc. She has agreed to work with no remuneration until such time as Translation Group Inc. receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

The following table sets forth director compensation as of October 31, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Kamilya            -0-          -0-        -0-           -0-              -0-              -0-            -0-
Kucherova

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 29, 2012, we issued a total of 5,000,000 shares of restricted common stock to Kamilya Kucherova , our sole officer and director in consideration of $5,000. Mrs.Kucherova is a sole promoter of our company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of common shares owned beneficially as of March 27, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


Title of          Name and Address of      Amount and Nature of
 Class             Beneficial Owner        Beneficial Ownership      Percentage
 -----             ----------------        --------------------      ----------
Common Stock       Kamilya Kucherova          5,000,000 shares          100%
                   311 S Division Street
                   Carson City NV 89703


As of March 27, 2013, there were 5,000,000 shares of our common stock issued and outstanding.


                              PLAN OF DISTRIBUTION

Translation Group Inc. has 5,000,000 common shares issued and outstanding as of the date of this prospectus. Translation Group Inc. is registering up to 5,000,000 common shares for sale at the price of $0.02 per share.

We will sell the 5,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officer and director will sell the common shares and intends to offer them to friends, family members and business acquaintances.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions;

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Tranlsation Group Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The common shares are being offered by Mrs. Kucherova, our sole officer and director. Mrs.Kucherova will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr.Kucherova are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mrs.Kucherova primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mrs.Kucherova has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Translation group Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

The intended methods of offering our securities include, without limitations, telephone, and personal contact.Ms. Kucherova has no experience in selling stock to potential investors.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the last day of the year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "TRANSLATION GROUP INC."

Upon the effectiveness of the registration statement, the company plans to appoint a transfer agent and provide instructions to the transfer agent to issue certificates representing the shares and then deliver the certificates to shareholders by mail.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our articles of incorporation do not authorize us to issue any preferred stock. As of March 27, 2013, there were 5,000,000 common shares issued and outstanding that was held by one registered stockholder of record


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have

     (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of Translation Group Inc.;
     (ii) are entitled to share ratably in all of the assets of Translation Group Inc. available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Translation Group Inc.
     (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and
     (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PREFERRED STOCK

We are not authorized to issue preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                     EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by MaloneBailey LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

                                  LEGAL MATTERS

Stepp Law Corporation opined on the validity of the shares of common stock being offered hereby.

                       WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

TRANSLATION GROUP INC.
311 S Division street, Carson City NV 89703
Tel: (702) 425 3296
Attention: Kamilya Kucherova , Chief Executive Officer

Our fiscal year ends on October 31. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                             TRANSLATION GROUP INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2012

                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                     F-2

Balance Sheet as of October 31, 2012                                        F-3

Statement of Expenses for the Period from August 28, 2012
(Date of Inception) to October 31, 2012                                     F-4

Statement of Stockholders' Equity for the Period from August 28, 2012
(Date of Inception) to October 31, 2012                                     F-5

Statement of Cash Flows for the Period from August 28, 2012
(Date of Inception) to October 31, 2012                                     F-6

Notes to the Financial Statements                                           F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Translation Group, Inc
(A Development Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheet of Translation Group, Inc. (a development stage company) (the "Company") as of October 31, 2012, and the related statements of expenses, changes in stockholders' equity and cash flows for the period from August 28, 2012 (inception) through October 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2012 and the related results of its operations and its cash flows for the period from August 28, 2012 (inception) through October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MaloneBailey, LLP
--------------------------------
www.malone-bailey.com
Houston, Texas

December 19, 2012

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                     October 31,
                                                                        2012
                                                                      --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  5,100
                                                                      --------

Total Current Assets                                                  $  5,100
                                                                      ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Loan from director                                                  $    270
                                                                      --------

Total current liabilities                                                  270
                                                                      --------
Stockholders' Equity:
  Common stock, par value $0.001; 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                               5,000
  Deficit accumulated during the development stage                        (170)
                                                                      --------

Total stockholders' equity                                               4,830
                                                                      --------

Total liabilities and stockholders' equity                            $  5,100
                                                                      ========


             See accompanying notes to audited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF EXPENSES

                                                                    For the
                                                                  Period from
                                                                August 28, 2012
                                                                (Inception) to
                                                                  October 31,
                                                                     2012
                                                                   --------
OPERATING EXPENSES
  General and administrative                                       $    170
                                                                   --------

TOTAL OPERATING EXPENSES                                                170
                                                                   --------

LOSS FROM OPERATIONS                                                   (170)
                                                                   --------

NET LOSS                                                           $   (170)
                                                                   ========

NET LOSS PER SHARE: BASIC AND DILUTED                              $  (0.00)
                                                                   ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
 BASIC AND DILUTED                                                  158,730
                                                                   ========


             See accompanying notes to audited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
      For the Period from August 28, 2012 (Inception) to October 31, 2012

                                                                                   Deficit
                                                                                 Accumulated
                                              Common Stock        Additional      during the        Total
                                          -------------------      Paid-in       Development     Stockholders'
                                          Shares       Amount      Capital          Stage           Equity
                                          ------       ------      -------          -----           ------
Balance, August 28, 2012 (Inception)           --     $    --      $    --        $      --       $      --

Shares issued October 30, 2012 for
 cash at $0.001 per share               5,000,000       5,000           --               --           5,000

Net loss                                       --          --           --             (170)           (170)
                                        ---------     -------      -------        ---------       ---------

Balance, October 31, 2012               5,000,000     $ 5,000      $    --        $    (170)      $   4,830
                                        =========     =======      =======        =========       =========


             See accompanying notes to audited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                    For the
                                                                  Period from
                                                                August 28, 2012
                                                                (Inception) to
                                                                  October 31,
                                                                     2012
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $   (170)
                                                                   --------
NET CASH USED IN OPERATING ACTIVITIES                                  (170)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  5,000
  Loan from director                                                    270
                                                                   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             5,270
                                                                   --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  5,100

Cash, beginning of period                                                --
                                                                   --------

CASH, END OF PERIOD                                                $  5,100
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $     --
                                                                   ========
  Income taxes paid                                                $     --
                                                                   ========


             See accompanying notes to audited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012

NOTE 1 - ORGANIZATION , NATURE OF BUSINESS AND GOING CONCERN

Translation Group Inc. ("the Company") was incorporated under the laws of the State of Nevada on August 28, 2012. Translation Group Inc. is an online job marketplace that connects people or companies in need of professional translation with professional translators around the world. Anyone who is looking for help with translation can post their work and allow professional translators to submit bids for the completion of the work. Providers of translation will benefit on placing their work on our marketplace by saving money without the need to place job ads or provide workspace.

The Company's headquarters are located in the United Kingdom. The Company has not generated any revenues or incurred any costs in implementing its operating strategies.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not generated any revenues as of October 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it can be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an October 31 fiscal year end.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 for its characterization of the Company as development stage. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely- than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company's tax years are subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to income taxes as income tax expense in the Statements of Operations.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding during the period from August 28, 2012 (Inception) through October 31, 2012.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 3 - COMMON STOCK

On October 30, 2012, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

The Company had 5,000,000 shares of common stock issued and outstanding as of October 31, 2012.

NOTE 4 - RELATED PARTY TRANSACTION

The company owes its CEO, Kamilya Kucherova, a total of $270 as of October 31, 2012, in the form of an unsecured loan. The note is due on demand and is non-interest bearing.

NOTE 5 - INCOME TAXES

As of October 31, 2012 the Company had a net operating loss carry-forward of approximately $ 270; which can be used to offset future taxable income and begins to expire in 2031. Should a change in ownership occur net operating loss carry forwards can be limited as to use in future years.

NOTE 6 - SUBSEQUENT EVENTS

Translation Group Inc. paid $3,000 for web site development and have bought server for web site on December 14, 2012.

                             TRANSLATION GROUP INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                JANUARY 31, 2013


Balance Sheets (unaudited) as of January 31, 2013 and October 31, 2012      F-11

Statements of Expenses (unaudited) for the Periods Three Months Ended
 January 31, 2013 and from August 28, 2012 (Date of Inception) to
 January 31, 2013                                                           F-12


Statements of Cash Flows (unaudited) for the Periods Three Months Ended
 January 31, 2013 and from August 28, 2012 (Date of Inception) to
 January 31, 2013                                                           F-13

Notes to the Financial Statements (Unaudited)                               F-14

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                                        January 31,        October 31,
                                                                           2013               2012
                                                                         --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                              $  1,057           $  5,100
                                                                         --------           --------
FIXED ASSETS
  Software                                                                  3,000                 --
                                                                         --------           --------

TOTAL ASSETS                                                             $  4,057           $  5,100
                                                                         ========           ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Loan from director                                                     $  4,670           $    270
                                                                         --------           --------
TOTAL CURRENT LIABILITIES                                                   4,670                270
                                                                         --------           --------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, par value $0.001; 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding, respectively                    5,000              5,000
  Deficit accumulated during the development stage                         (5,613)              (170)
                                                                         --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                         (613)             4,830
                                                                         --------           --------

Total liabilities and stockholders' equity (deficit)                     $  4,057           $  5,100
                                                                         ========           ========


            See accompanying notes to unaudited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF EXPENSES
                                   (UNAUDITED)

                                                                  For the Period from
                                                 Three Months        August 28, 2012
                                                    Ended            (Inception) to
                                                  January 31,          January 31,
                                                     2013                 2013
                                                  ----------           ----------
REVENUES
  Services Rendered                               $    1,000           $    1,000
                                                  ----------           ----------
OPERATING EXPENSES
  General and administrative                           6,443                6,613
                                                  ----------           ----------
TOTAL OPERATING EXPENSES                               5,443                5,613
                                                  ----------           ----------
LOSS FROM OPERATIONS                                  (5,443)              (5,613)
                                                  ----------           ----------

NET LOSS                                          $   (5,443)          $   (5,613)
                                                  ==========           ==========

NET LOSS PER SHARE: BASIC AND DILUTED             $    (0.00)          $    (0.00)
                                                  ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING: BASIC AND DILUTED                    5,000,000            5,000,000
                                                  ==========           ==========


            See accompanying notes to unaudited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                             For the Period from
                                                            Three Months       August 28, 2012
                                                               Ended            (Inception) to
                                                             January 31,          January 31,
                                                                2013                 2013
                                                              --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $ (5,443)            $ (5,613)
                                                              --------             --------
NET CASH USED IN OPERATING ACTIVITIES                           (5,443)              (5,613)
                                                              --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Software                                          (3,000)              (3,000)
                                                              --------             --------
NET CASH USED IN INVESTING ACTIVITIES                           (3,000)              (3,000)
                                                              --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                --                5,000
  Loan from director                                             4,400                4,670
                                                              --------             --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        4,400                9,670
                                                              --------             --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            (4,043)               1,057
Cash, beginning of period                                        5,100                   --
                                                              --------             --------

CASH, END OF PERIOD                                           $  1,057             $  1,057
                                                              ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                               $     --             $     --
                                                              ========             ========
  Income taxes paid                                           $     --             $     --
                                                              ========             ========


            See accompanying notes to unaudited financial statements.

                             TRANSLATION GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 1 - ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Translation Group Inc. ("the Company") was incorporated under the laws of the State of Nevada on August 28, 2012. Translation Group Inc. is an online job marketplace that connects people or companies in need of professional translation with professional translators around the world. Anyone who is looking for help with translation can post their work and allow professional translators to submit bids for the completion of the work. Providers of translation will benefit on placing their work on our marketplace by saving money without the need to place job ads or provide workspace. The Company's headquarters are located in the United Kingdom. .

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual
Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not generated significant revenues since inception. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it can be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

REVENUE RECOGNITION -The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. The Company derives revenue from online translation services. This generally occurs upon customer is paying for our services.

NOTE 4 - COMMON STOCK

On October 30, 2012, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

The Company had 5,000,000 shares of common stock issued and outstanding as of January 31, 2013.

NOTE 5 - RELATED PARTY TRANSACTION

The company owes its CEO, Kamilya Kucherova, a total of $4,670 as of January 31, 2013, in the form of an unsecured loan. The note is due on demand and is non-interest bearing.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                             TRANSLATION GROUP INC.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                            $    13.64
     Printing Expenses                               $    86.36
     Accounting Fees and Expenses                    $   600.00
     Auditor Fees and Expenses                       $ 4,000.00
     Legal Fees and Expenses                         $ 3,000.00
     Transfer Agent Fees                             $ 3,300.00
                                                     ----------
     TOTAL                                           $11,000.00
                                                     ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Translation Group Inc. bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Translation Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On October 29, 2012 Translation Group Inc.. offered and sold 5,000,000 common shares to our sole officer and director, Kamilya Kucherova , for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. Translation Group Inc.. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about Translation Group Inc. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1       Articles of Incorporation of the Registrant *
3.2       Bylaws of the Registrant *
5.1       Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated November 2, 2012, by and between the Ak Nort Translation Agency and TRANSLATION GROUP INC *
10.2      Form of Subscription Agreement *
23.1      Consent of Legal Counsel (contained in exhibit 5.1) *
23.2      Consent of MaloneBailey LLP

----------
*  Previously filed


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

     A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

     B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     i.   If the registrant is relying on Rule 430B (?230.430B of this chapter):

          A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


          B.   Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada on March 27, 2013.


                                     TRANSLATION GROUP INC.


                                     By: /s/ Kamilya Kucherova
                                        ----------------------------------------
                                     Name:  Kamilya Kucherova
                                     Title: Chief Executive Officer,
                                            Chief Financial Officer and Director
                                            (Principal Executive, Financial
                                            and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                            Title                      Date
     ---------                            -----                      ----


/s/ Kamilya Kucherova
----------------------------   Principal Executive Officer,       March 27, 2013
Kamilya Kucherova              Controller
                               Principal Financial Officer,
                               Director

                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1       Articles of Incorporation of the Registrant *
3.2       Bylaws of the Registrant *
5.1       Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated November 2, 2012, by and between the Ak Nort Translation Agency and TRANSLATION GROUP INC *
10.2      Form of Subscription Agreement *
23.1      Consent of Legal Counsel (contained in exhibit 5.1) *
23.2      Consent of MaloneBailey LLP

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*  Previously filed